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                                                                  Exhibit 3.7(a)

                            ARTICLES OF INCORPORATION

      We, the undersigned subscribers to these Articles to Incorporation, each a natural person competent to contract do hereby associate ourselves together for the purpose of becoming a body corporation under the laws of the State of Florida and for that purpose do hereby make, execute and adopt the following Articles of Incorporation:

                                       I.
      The name of this corporation shall be

                          MID-FLORIDA STEEL CORPORATION

                                       II.

      The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried out are as follows:

      (a) To buy and sell steel, steel products, fabricating materials and fabricated steel products, to manufacture, erect and glaze steel and metal sash, to fabricate and otherwise construct any and all steel products, and to do all things necessary and incident to the steel and steel fabricating business.

      (b) To manufacture, buy, sell, or otherwise deal or traffic in iron, steel, manganese, nickle, copper, coke, coal, lumber or any and all other metals, minerals or allied or related materials.

      (c) To acquire, own, lease, occupy, use, develop or deal in any lands, buildings or other structures incident or necessary to the carrying forward of the steel business as hereinabove and hereinafter set forth.

      (d) To construct or purchase or otherwise acquire buildings, machinery, engines, apparatus, cranes, welding equipment, railroads, docks, ships, trucks, fork lift trucks, fabricating
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machinery, locomotives, cars, railroad equipment, elevators, bridges, viaducts, canals and any other means of transportation necessary to maintain or operate the steel business as aforesaid. To manufacture, buy, sell or otherwise deal or traffic in any explosives, maritime and merine equipment, substances, appliances, engines, articles and/or contrivances of any kind or sort necessary to the business as aforesaid.

      (e) To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, use, own, exercise, develop, operate and introduce and to sell, assign, grant licenses in respect of, or otherwise dispose of, any trade-marks, trade-names, patents or inventions, improvements or processes used in connection with or secured under letters patent of the United States or elsewhere, or otherwise, in relation to any of the other purposes herein stated and to acquire, use, exercise or otherwise turn to gain licenses in respect of any such trade-marks, patents, inventions, processes and the like or any other property or rights related to or concerning the steel business as aforesaid.

      (f) To engage in any manufacturing, construction, transportation or other business connected with any of the purposes herein stated.

      (g) To act as financial, commercial or general agent for other corporations engaged in businesses similar or allied to that of this corporation, or in any business in which any product of this corporation is employed whether the same be fabricated steel products or any other type of steel product or in the production of anything used in the business of this corporation.

      (h) To enter into any contracts or arrangements with any governmental or authority, national, state, municipal, local or otherwise conducive to the other purposes hereinabove or hereinafter stated, to contract with the said municipalities or governments for the erection of any steel or steel products or the fabrication of any steel or steel products, or for the sale of or contracting

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of or for any project or job for any such government or municipality, and to obtain from any such government or municipality any and all rights, privileges, grants or concessions related to any of the objects herein stated; to carry out, exercise, comply with the enforce any such contracts, rights, privileges and concessions; to subscribe for, acquire, invest in, sell or dispose of any bonds, securities or obligations of any nature issued by any such government or municipality or guaranteed thereby.

      (i) To acquire by purchase, subscription or otherwise, and to invest in and hold or dispose of stocks, bonds, securities or other instruments of any other corporation or corporations, domestic or foreign, formed for or then or theretofore engaged in any one or more of the kinds of business, purposes, objects or any kind herein mentioned, or of any corporation owning or holding the stock, bonds, securities or other obligations to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to aid in any manner any corporation whose stocks, bonds or other obligations are owned or held by it, or in which or in the stocks, bonds or other obligations are owned or held by it, or in which or in the stocks, bonds, securities or other obligations of which, it is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds, securities or obligations.

      (j) To borrow money; to issue bonds, debentures or obligations of the corporation from time to time, for moneys borrowed or in payment for property purchased or for any of the other objects or purposes of the corporation; to secure the same by mortgage or mortgages or deed or deeds of trust upon or pledge of any or all of the property, rights, privileges, or franchises of the corporation, wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any


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or all such bonds, debentures and obligations; provided that no such mortgage or pledge shall be made without the consent of the holders of two-thirds of the capital stock of the corporation of each class having voting powers represented and voted upon in person or by proxy at a time specially called for the purpose of procuring such consent, or, if such purpose be specified in the notice thereof, then at any annual meeting; but no approval of stockholders shall be requisite in respect of the execution of any purchase-money mortgage or any other purchase-money lien, or in respect of any pledge of assets in the ordinary course and conduct of the business of the corporation.

      (k) To conduct its business in any or all of its branches which may be hereafter set up or established within the State of Florida and in furtherance of the establishment of these branches, if any, to convey real or personal property to maintain offices and agencies in the State of Florida.

      (l) To borrow money and contract debts when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of this corporation and to issue promissory notes, bills of exchange, bonds, debentures and other obligations or evidences of indebtedness, payable at a specific time or upon the happening of a specific event or events whether secured by mortgage or otherwise, or secured by money borrowed, or in payment for property purchased, or for any other lawful objects.

      (m) To do any and all things necessary, suitable and proper for the accomplishment of any one or more of the objects herein enumerated, or which shall at any time appear suitable or expedient for the protection or benefit of the corporation and in general to carry on any lawful business necessary or incidental to the attainment of the objects of this corporation, whether or not said business is similar in nature to the objects set forth in these Articles of Incorporation, or any


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amendment that may be made thereto with all powers which are now or may hereafter be granted or conferred by the laws of the State of Florida.

                                      III.

      The capital stock of this corporation shall be TEN THOUSAND ($10,000.00) DOLLARS which shall be divided into Two Thousand shares of common stock of the par value of Five ($5.00) Dollars per share, all of which is to be fully paid and non-assessable; said capital stock or any portion thereof may be paid for in property, labor or service at a just valuation to be fixed by the Incorporators or by the Directors at a meeting called for that purpose.

                                       IV.

      This corporation shall have perpetual existence unless dissolved according to law.

                                       V.

      This corporation shall begin business with a paid-in capital of FIVE HUNDRED ($500.00) DOLLARS.

                                       VI.

      The principal office and place of business of this corporation shall be located at 508-11 Florida National Bank Bldg., Orlando, Orange County, Florida.

                                      VII.

      The business of this corporation shall be conducted by a Board of Directors consisting of not less than three members and by the officers of the corporation, namely, a President, Vice-President, Secretary and Treasurer. Any office except that of President or Vice-President may be held by one and the same person. The number of Directors may be increased or diminished from time to time, by bylaws adopted by the stockholders but shall never be less than three.


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      The Directors shall be elected at the annual meeting of the stockholders which shall be held on the first Monday in June of each year. The officers of the corporation shall be elected at the Directors' Meeting held on the same date and immediately after the annual meting of the stockholders.

                                     VIII.

      The names and addresses of the officers and directors who shall hold office for the first year of the corporation's existence or until their resignation or removal and their successors have been elected and have qualified, are as follows:

E. C. Addison            2022 W. Amelia Avenue      PRESIDENT
                         Orlando, Florida

L. C. Cameron            207 W. Lancaster Road      VICE-PRESIDENT
                         Orlando, Florida

D. Arthur Yergey         508-11 Florida National    SECRETARY-TREASURER
                         Bank Building
                         Orlando, Florida

                                    DIRECTORS

E. C. Addison           2022 W. Amelia Avenue, Orlando, Florida
L. C. Cameron           207 W. Lancaster Road, Orlando, Florida
D. Arthur Yergey        508-11 Florida National Bank Building, Orlando, Florida

                                       IX.

      The names and post offices address of the subscribers to these Articles of Incorporation and the number of shares of stock each agrees to take is as follows:

E. C. Addison              2022 W. Amelia Avenue     40 shares
                           Orlando, Florida

L. C. Cameron              207 W. Lancaster Road     40 shares
                           Orlando, Florida


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
D. Arthur Yergey           508-11 Florida National   20 shares
                           Bank Building
                           Orlando, Florida

                                       X.

      This corporation reserved the right to alter, amend or repeal any provision or provisions contained in these Articles of Incorporation in the manner now or hereafter provided by the Statutes of the State of Florida and all rights conferred on Stockholders herein are granted subject to this reservation. Every such alteration, amendment or repeal of these provisions shall be approved by the Board of Directors, proposed by them to the stockholders and approved at the stockholders' meeting by at least a majority of the stockholders entitled to vote thereon.

      IN WITNESS WHEREOF we have hereunto set our hands and seals this 21st day of April, 1960.

                                    /s/  E. C. Addison                  (SEAL)
                                    ------------------------------------------

                                    /s/  L. C. Cameron                  (SEAL)
                                    ------------------------------------------

                                    /s/  D. Arthur Yergey               (SEAL)
                                    ------------------------------------------


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STATE OF FLORIDA     )
                     ) ss
COUNTY OF ORANGE     )

      I HEREBY CERTIFY that on this 21st day of April, 1960, before me, the undersigned authority, an officer duly authorized to administer oaths and take acknowledgments, this day personally appeared E. C. ADDISON, L. C. CAMERON and
D. ARTHUR YERGEY, to me well known and known to me to be the individuals described in and who executed the foregoing Articles of Incorporation, and they severally acknowledged before me that they executed the above and foregoing Articles of Incorporation for the uses and purposes therein expressed.

      IN WITNESS WHEREOF I have hereunto set my hand and official seat at Orlando, Florida, the day and year aforesaid.


                                          _______________________________(SEAL)
                                          Notary Public


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